Exhibit 3

THE SECURITIES REPRESENTED BY THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS, AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.

                                     WARRANT
                                     -------

No. 2003- 6                                                    December 12, 2003

           TO PURCHASE SHARES OF CLASS A COMMON STOCK, PAR VALUE $.01
                        PER SHARE, OF PROXIM CORPORATION

     1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

     "Acquiror" has the meaning given to it in Exhibit A hereto.

     "Acquiror's Share Price" has the meaning given to it in Exhibit A hereto.

     "Affiliate" means with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. For purposes of this definition, the term "control" (and correlative terms "controlling," "controlled by" and other "under common control with") means possession of the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

     "Board" means the Board of Directors of the Company.

     "Business Combination" means (a) any reorganization, consolidation, merger, share exchange or similar business combination transaction involving the Company with any Person or (b) the sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets.

     "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in New York City, New York generally are authorized or required by law or other governmental actions to close.


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     "Capital Stock" means (a) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (b) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

     "Cashless Exercise" has the meaning given to it in Section 3(A)(b)(ii).

     "Certificate of Designations" means the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of the Company, in the form of Exhibit D to the Purchase Agreement.

     "Change of Control" has the meaning given to it in the Certificate of Designations.

     "Common Stock" means the Company's Class A Common Stock, par value $.01 per share.

     "Company" means Proxim Corporation, a Delaware corporation.

     "Company's Share Price" has the meaning given to it in Exhibit A hereto.

     "Company's Stock Price" has the meaning given to it in Exhibit A hereto.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

     "Excluded Stock" means (a) shares of Common Stock issued by the Company as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Capital Stock, in each case which is subject to Section 13(B), or upon conversion of shares of Capital Stock (but not the issuance of such Capital Stock which will be subject to the provisions of
Section 13(A) (iii)), (b) the issuance of shares of Common Stock in any Qualified Public Offering, (c) the issuance of shares of Common Stock (including upon exercise of options, warrants or other securities) to directors, advisors, employees or consultants of the Company pursuant to a stock option plan, employee stock purchase plan, restricted stock plan or other agreement approved by the Board, (d) the issuance of shares of Common Stock in connection with acquisitions of assets or securities of another Person (other than issuances to Affiliates of the Company), (e) the issuance of shares of Common Stock upon conversion of the Preferred Stock or the Series A Preferred Stock, (f) the issuance of shares of Common Stock upon exercise of the Existing Warrants (as defined in the Purchase Agreement) or the Warrants (including Warrants issued after the date hereof), and (g) the issuance of any Warrants issued after the date hereof.

     "Exercise Price" has the meaning given to it in Section 2 herein.

     "Expiration Date" has the meaning given to it in Section 3(A) herein.

     "Initiation Date" has the meaning given to it in Exhibit A hereto.

     "Market Price" means, with respect to a particular security, on any given day, the average of the highest and lowest reported sale prices regular way or, in case no such reported sales takes place on such day, the average of the highest asked and lowest bid prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (a) the average of the highest and lowest sale prices for such day reported by the Nasdaq Stock Market if such security is traded over-the-counter and quoted in the Nasdaq Stock Market, or (b) if such security is so traded, but not so quoted, the average of the highest reported asked and lowest reported bid prices of such security as reported by the Nasdaq Stock Market or any comparable system, or (c) if such security is not listed on the Nasdaq Stock Market or any comparable system, the average of the highest asked and lowest bid prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board.

     "Nasdaq" has the meaning given to it in the Purchase Agreement.

     "Ordinary Cash Dividends" means any cash dividend or cash distribution which, when combined on a per share of Common Stock basis with the per share amounts of all other cash dividends and cash distributions paid on the Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in Section 13 and excluding (i) cash dividends or cash distributions that resulted in an adjustment to the Exercise Price, (ii) cash dividends paid on the Common Stock in which the Preferred Stock participates pursuant to
Section 3 of the Certificate of Designations and (ii) cash dividends or cash distributions paid on the Preferred Stock), does not exceed 15% of the Market Price of a share of Common Stock on the trading day immediately preceding the date of declaration of such dividend or distribution.

     "Original Issue Date" means the date on which the Warrants were first issued.

     "Outstanding" means, at any time, the number of shares of Common Stock then outstanding calculated on a fully diluted basis, assuming the exercise, exchange or conversion into Common Stock of all securities exercisable, exchangeable or convertible into shares of Common Stock (whether or not then exercisable, exchangeable or convertible).

     "Person" means an individual, corporation, partnership, other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

     "Preferred Stock" means the Series B Convertible Preferred Stock of the Company or successor preferred stock as contemplated by the Certificate of Designations.

     "Purchase Agreement" means the Amended and Restated Securities Purchase Agreement, dated as of October 21, 2003, among the Company and the purchasers named therein, including all schedules and exhibits thereto.

     "Qualified Public Offering" means a public or private offering of the shares of Common Stock pursuant to an effective registration statement, pursuant to which the gross proceeds to the Company are not less than $20,000,000.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

     "Series A Preferred Stock" means the Series A Convertible Preferred Stock of the Company, par value $0.01 per share.

     "Shares" has the meaning given to it in Section 2 herein.

     "Subsidiary" of a Person means (a) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (b) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

     "Trigger Date" has the meaning given to it in Exhibit A hereto.

     "Warrantholder" has the meaning given to it in Section 2 herein.

     "Warrants" means collectively the warrants represented hereby (and by any instrument replacing, in whole or in part, this instrument) which were issued to the purchasers named in the Purchase Agreement pursuant to the Purchase Agreement.

     2. Number of Shares; Exercise Price. This certifies that, for value received, Warburg Pincus Private Equity VIII, L.P. or its registered assigns (the "Warrantholder") is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, up to an aggregate of 5,200,000 fully paid and nonassessable shares of Common Stock (the "Shares") of the Company, at a per Share purchase price (the "Exercise Price") equal to $1.53. The number and type of Shares and the Exercise Price are subject to adjustment as provided herein, and all references to "Shares," "Common Stock" and "Exercise Price" herein shall be deemed to include any such adjustment or series of adjustments.

     3. Exercise Rights.

     (A) Exercise of Warrant; Term. The right to purchase the Shares represented by this Warrant is exercisable, in whole or in part, by the Warrantholder, at any time or from time to time but in no event later than 11:59 p.m. New York City Time, on December 15, 2010 (the "Expiration Date"), by (a) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the office of the Company in Sunnyvale, California (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (b) payment of the Exercise Price for the Shares thereby purchased at the election of the Warrantholder in one or a combination of the following manners:

          (i) by tendering in cash, by certified or cashier's check or by wire transfer payable to the order of the Company; or

          (ii) by having the Company withhold shares of Common Stock issuable upon exercise of this Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the Market Price of the Common Stock on the trading day prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company (a "Cashless Exercise").

     (B) Replacement of Warrant. If the exercising (or selling, as the case may be) Warrantholder does not exercise (or sell, as the case may be) this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, not exceeding five (5) Business Days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised (or sold, as the case may be).

     (C) Notwithstanding anything to the contrary contained herein, if the Holder shall have given the Company written notice or its intention to exercise this Warrant on or before 11:59 p.m., New York City time on the Expiration Date, the Holder may exercise this Warrant at any time through (and including) the Business Day next following the date that all applicable required regulatory holding periods have expired and all applicable required governmental approvals have been obtained in connection with such exercise of this Warrant.

     (D) Notwithstanding anything to the contrary contained herein, this Warrant shall be automatically exercised on the Expiration Date, without action required on the part of the Warrantholder (except as hereinafter provided), for the Shares in the event the Market Price exceeds the Exercise Price on the close of business on the Expiration Date. Upon notice by the Company, the Warrantholder shall immediately surrender the Warrant at the office of the Company in Sunnyvale, California (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company). Any such exercise of the Warrant shall be made through a Cashless Exercise.

     4. Issuance of Shares; Authorization; Listing. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will, upon issuance and payment therefor, be duly and validly authorized and issued, fully paid and nonassessable, free from all preemptive rights and free from all taxes, liens, security interests and charges (other than liens or charges created by or imposed upon the Warrantholder or taxes in respect of any transfer occurring contemporaneously therewith). Subject to the next sentence, certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed five (5) Business Days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered (or deemed delivered upon a cashless exercise) to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock issuable upon exercise of this Warrant. The Company will procure, at its sole expense, the listing of the Shares, subject to issuance or notice of issuance on the principal domestic stock exchange or inter-dealer quotation system on which the Common Stock is then listed or traded. The Company will take all commercially reasonable action as may be necessary to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.

     5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price per share of Common Stock computed as of the trading day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction of a Share.

     6. No Rights as Shareholders. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the date of exercise hereof.

     7. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Warrantholder or such designated Persons for any issue or transfer tax (other than taxes in respect of any transfer occurring contemporaneously therewith or as a result of the holder being a non-U.S. person) or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock in a name other than that of the Warrantholder or such designated Persons, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

     8. Transfer/Assignment. This Warrant and any rights hereunder are not transferable by the Warrantholder, in whole or in part, in the absence of any effective registration statement related to this Warrant or an opinion of counsel, satisfactory in form and substance to the Company, that such registration is not required under the Securities Act and any applicable state securities laws. Subject to compliance with the preceding sentence, this Warrant and all rights hereunder are transferable to an accredited investor, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor as this Warrant but registered in the name of the transferee, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3. All expenses, taxes (other than stock transfer taxes or taxes imposed because the transferee is a non-U.S. Person) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company. The restrictions imposed by the first sentence of this Section 8 shall terminate as to the Warrant (i) when such security has been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such security, except with respect to securities held following such disposition by Affiliates of the Company, or (ii) when, in the opinion of counsel for the Company, such restrictions are no longer required in order to achieve compliance with the Securities Act.

     9. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder at the office or agency of the Company described in Section 3, for a new warrant or warrants of like tenor representing the right to purchase in the aggregate a like number of Shares. The Company shall maintain at the office or agency described in Section 3 a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

     10. Loss, Theft, Destruction or Mutilation of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company will issue and deliver in substitution for and upon cancellation of the mutilated Warrant, or in substitution for the Warrant lost, stolen or destroyed, a new warrant or warrants of like tenor and representing an equivalent right or interest, but only upon, in the case of a lost, stolen or destroyed certificate, receipt of evidence satisfactory to the Company of such loss, theft or destruction. If required by the Company, the Warrantholder shall furnish an indemnity bond sufficient to protect the Company from any out-of-pocket loss which it may suffer if a Warrant is replaced. The Company may charge the Warrantholder for its reasonable expenses in replacing a Warrant.

     11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

     12. Rule 144 Information. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information as is described in Rule 144(c)(2) under the Securities Act). Upon the request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

     13. Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

     (A) Common Stock Issued at Less than Exercise Price. If the Company issues or sells any Common Stock (including any securities exercisable, exchangeable or convertible into Common Stock) other than Excluded Stock without consideration or for consideration per share (as determined below) less than the Exercise Price in effect as of the day of such issuance or sale, the Exercise Price in effect immediately prior to each such issuance or sale will immediately be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale, by a fraction, (1) the numerator of which shall be the sum of (w) the number of shares of Common Stock Outstanding immediately prior to such issuance or sale plus (x) the number of additional shares of Common Stock which the aggregate consideration received by the Company for the total number of such shares of Common Stock (or shares of Common Stock issuable upon exercise, exchange or conversion) so issued or sold would purchase at the Exercise Price in effect on the last trading day immediately preceding such issuance or sale, and (2) the denominator of which shall be the sum of (y) the number of shares of Common Stock Outstanding immediately prior to such issuance or sale plus (z) the number of additional shares of Common Stock (or shares of Common Stock issuable upon exercise, exchange or conversion) so issued or sold. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (i) the product of (a) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (b) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (ii) the new Exercise Price determined in accordance with the immediately preceding sentence. For the purposes of any adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant pursuant to this Section 13(A), the following provisions shall be applicable:

          (i) In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Common Stock before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

          (ii) In the case of the issuance of Common Stock (otherwise than upon the conversion of shares of Capital Stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board, provided, however, that such fair value as determined by the Board shall not exceed the aggregate Market Price of the shares of Common Stock being issued as of the date the Board authorizes the issuance of such shares.

          (iii) In the case of the issuance of (a) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable) or (b) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

     (a) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights are issued and for a consideration equal to the consideration (determined in the manner provided in Section 13(A)(i) and (ii)), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

     (b) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in Section 13(A)(i) and (ii)), if any, to be received by the Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;

     (c) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, but excluding changes resulting from the anti-dilution provisions thereof (to the extent comparable to the anti-dilution provisions contained herein), the Exercise Price and the number of Shares issuable upon exercise of this Warrant as then in effect shall forthwith be readjusted to such Exercise Price and number of Shares as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

     (d) on the expiration or cancellation of any such options, warrants or rights (without exercise), or the termination of the right to convert or exchange such convertible or exchangeable securities (without exercise), if the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance thereof, the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall forthwith be readjusted to such Exercise Price and number of Shares as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and

     (e) if the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

     (B) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (1) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (2) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (3) combine or reclassify the outstanding Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (i) the product of (a) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (b) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (ii) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

     (C) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class or of any Person other than shares of the Common Stock or
(ii) of evidence of indebtedness of the Company or any Subsidiary or (iii) of assets (excluding Ordinary Cash Dividends, and dividends or distributions referred to in Section 13(B)), or (iv) of rights or warrants, in each such case the number of Shares issuable upon exercise of this Warrant shall be multiplied by a fraction, the numerator of which is the Market Price per share of Common Stock on such record date and the denominator of which is the Market Price per share of Common Stock on such record date less the fair market value (as reasonably determined by the Board, whose good faith determination shall be conclusive) of said shares or evidences of indebtedness or assets or rights or warrants to be so distributed per share of Common Stock; such adjustment shall take effect on the record date for such distribution. In such event, the Exercise Price shall be multiplied by a fraction, the numerator of which is the number of Shares issuable upon the exercise of this Warrant before such adjustment, and the denominator of which is the new number of Shares issuable upon exercise of this Warrant determined in accordance with the immediately preceding sentence. Notwithstanding the foregoing, in the event that the fair market value (as determined above) of the shares or evidences of indebtedness or assets or rights or warrants to be so distributed with respect to one share of Common Stock is equal to or greater than the Market Price per share of Common Stock on such record date, then proper provision shall be made such that upon exercise of the Warrant, the holder shall receive the amount and kind of such shares, assets, evidences of indebtedness, rights or warrants such holders would have received had such holders exercised this Warrant immediately prior to such record date. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

     (D) Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in

Section 13(B)), this Warrant after the date of such Business Combination or reclassification will be exercisable solely for the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled upon such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. In determining the kind and amount of stock, securities or the property receivable upon consummation of such Business Combination or reclassification, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Warrantholder shall have the right to make a similar election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder will receive upon exercise of this Warrant.

     (E) Successive Adjustments. Successive adjustments in the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be made, without duplication, whenever any event specified in Sections 13(A), (B), (C) and (D) shall occur.

     (F) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. No adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable is required if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, as the case may be; provided, however, that any adjustments which by reason of this Section 13(F) are not required to be made will be carried forward and given effect in any subsequent adjustment.

     (G) Adjustment for Unspecified Actions. If the Company takes any action affecting the Common Stock, other than action described in this Section 13, which in the opinion of the Board would materially adversely affect the exercise rights of the Warrantholders, the Exercise Price for the Warrants and/or the number of Shares received upon exercise of the Warrant may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as such Board may determine in good faith to be equitable in the circumstances; provided, however, that in no event shall any adjustment have the effect of increasing the Exercise Price as otherwise determined pursuant to any of the provisions of this
Section 13 except in the case of a combination of shares of a type contemplated in Section 13(B) and then in no event to an amount larger than the Exercise Price as adjusted pursuant to Section 13(B). Failure of the Board to provide for any such adjustment prior to the effective date of any such action by the Company affecting the Common Stock will be evidence that the Board has determined that it is equitable to make no adjustments in the circumstances.

     (H) Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of the Warrants, reduce the then current Exercise Price or increase the number of Shares for which the Warrant may be exercised to any amount deemed appropriate by the Board; provided, however, that if the Company elects to make such adjustment, such adjustment will remain in effect for at least a 15-day period, after which time the Company may, at its option, reinstate the Exercise Price or number of Shares in effect prior to such reduction, subject to any interim adjustments pursuant to this Section 13.

     (I) Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in this Section 13, the Company shall forthwith file, at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company's records.

     (J) Notices. In the event that the Company shall give notice or make a public announcement to the holders of Common Stock of any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall, at the time of such notice or announcement, and in the case of any action which would require the fixing of a record date, at least 10 days prior to such record date, give notice to the Warrantholder, in the manner set forth in Section 13(I), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

     (K) Miscellaneous. Except as provided in Section 13, no adjustment in respect of any dividends or other payments or distributions made to Warrantholders of securities issuable upon exercise of Warrants will be made during the term of a Warrant or upon the exercise of a Warrant. In addition, notwithstanding any of the foregoing, no such adjustment will be made for the issuance or conversion of the Preferred Stock.

     (L) No Impairment. The Company will not, by amendment of its Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

     14. GOVERNING LAW. THIS WARRANT SHALL BE BINDING UPON ANY SUCCESSORS OR ASSIGNS OF THE COMPANY. THIS WARRANT SHALL CONSTITUTE A CONTRACT UNDER THE LAWS OF THE STATE OF DELAWARE AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

     15. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

     16. Notice. All notices hereunder shall be in writing and shall be effective (a) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier with evidence of receipt, (b) one Business Day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt, or (c) five Business Days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company, or at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9, or at such other address and/or telecopy or telex number and/or to the attention of such other person as the Company or the Warrantholder may designate by ten-day advance written notice.

     17. Change of Control. Upon the occurrence of a Change of Control, the Warrantholder may elect at any time for so long as it holds the Warrant, by delivering written notice thereof to the Company, to cause the Company to purchase at any time after the occurrence of such Change of Control the Warrant, in whole or in part, at a valuation based on a computation of the option value of the Warrant using Black-Scholes calculation methods and making the assumptions described in the Black-Scholes methodology described in Exhibit A hereto. At the election of the Company, all or any portion of such purchase price may be paid in Common Stock (valued at the then current Market Price of the Common Stock as of the time of such payment) so long as such payment does not cause the Company to fail to comply with applicable Nasdaq requirements or the requirements of any other governmental entity.

     18. Entire Agreement. This Warrant, the exhibit and the forms attached hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer.

Dated:  December 12, 2003

                                        PROXIM CORPORATION

                                        By:  /s/ Franco Plastina
                                             ---------------------------
                                             Name:   Franco Plastina
                                             Title:  President and Chief
                                                     Executive Officer

                                    Exhibit A
                                    ---------

     In the event of a Change of Control as a result of a merger or acquisition of the Company, the entering into definitive documentation in respect of such event or the recommendation by the Board that stockholders of the Company tender their shares into a tender or exchange offer that would result in a Change of Control shall be referred to as a "Trigger Date."

     The third-party that has entered into such definitive documentation with the Company or that has commenced such a tender or exchange offer shall be referred to as "Acquiror."

     The average of the Acquiror's closing stock prices for the ten (10) trading day period immediately preceding the later of (x) the receipt of regulatory approval or (y) thirty (30) days prior to the Initiation Date (as defined below), shall be referred to as "Acquiror's Share Price."

     The average of the Company's closing stock prices for the same ten (10) trading day period shall be referred to as "Company's Share Price."

     The computation of the value of each Warrant shall use the Black-Scholes calculation method for valuing options using the following assumptions:

     1) Volatility equal to the previous one hundred eighty (180) trading days as shown on Bloomberg;

     2)   Dividend yield of 0.0%;

     3)   Interest rate equal to the then published LIBOR rate;

     4) Exercise price will be the Exercise Price as adjusted and then in effect for the Warrant at the time of the Trigger Date;

     5) Term of the Warrant will be the remaining term of the Warrant from the Trigger Date to the Expiration Date; and

     6) The underlying security price for purposes of the Black-Scholes model will be calculated as follows: (a) In the event of an "all cash" deal, the cash per share offered to the Company's shareholders by the Acquiror; (b) in the event of an "all stock" deal:(x) in the event of a fixed exchange ratio transaction, the price per share of Common Stock arrived at by multiplying the Acquiror's Share Price by the number of Acquiror's shares being offered for one (1) share of Common Stock; and (y) in the event of a fixed value transaction, the value offered by the Acquiror for one (1) share of Common Stock. In the event of a transaction contemplating various forms of consideration for each share of Common Stock, the cash portion, if any, shall be valued as described in (a) above; the stock portion shall be valued as
          (b) above; and any other forms of consideration shall be valued by the Company in good faith, without applying any discounts to such consideration.

     In the event the Warrantholder decides to exchange the Warrants for shares of Common Stock, the Warrantholder will receive that number of shares of Common Stock arrived at by dividing the value of the Warrants, as determined above, by the Company's Stock Price (as defined below). The Warrantholder can initiate such exchange only after the Company has received both regulatory and shareholder approval (such notice to be provided by the Company to the Warrantholder immediately upon receipt of such approvals) or in the case of a tender or exchange offer referenced above after the minimum tender condition and all other material conditions to such offer have been satisfied (the later of such dates being the "Initiation Date"), and may execute the exchange with the Company within the ten (10) Business Day period immediately after the receipt of the latter of regulatory approval or stockholder approval (it being agreed that in the context of such a tender or exchange offer, shareholder approval shall be deemed to have occurred upon the satisfaction of the minimum tender condition along with all other material conditions). The Company covenants it will not close the Change of Control transaction or otherwise facilitate the closing of a tender or exchange offer as referenced above until giving the Warrantholder at least five (5) Business Days to sell or distribute the Common Stock to be received in an exchange, such five (5)-day period to be included in the ten
(10)-day period above, and will cooperate with the Warrantholder to ensure to the extent reasonably practicable that there is an effective registration statement available to facilitate such a sale during such five (5)-day period or an effective opportunity is provided in the case of a tender or exchange offer as referenced above to tender such shares into the offer.

     In all other Change of Control events, the computation of the option value of each Warrant shall use the Black-Scholes calculation method for valuing options using the following assumptions:

     1) Volatility equal to the previous one hundred eighty (180) trading days as shown on Bloomberg;

     2)   Dividend yield of 0.0%;

     3)   Interest rate equal to the then published LIBOR rate;

     4) Exercise price will be the Exercise Price as adjusted and then in effect for the Warrant at the time of the Change of Control event;

     5) Term of the Warrant will be the remaining term of the Warrant from the date of the Change of Control to the stated Expiration Date; and

     6) The underlying security price for purposes of the Black-Scholes model will be calculated using the five (5)-day average of the closing Market Price of the Company's Common Stock immediately after the Change of Control event date ("Company's Stock Price").

     Upon a calculation of the value of the Warrant based on the Black-Scholes computations above, such value will not be discounted in any way. If the Warrantholder disputes the valuation of the Warrant, the Company and the Warrantholder will choose a mutually-agreeable firm to compute the valuation of the Warrant using the guidelines above, and such valuation shall be final. The fees and expenses of such firm shall be borne equally by the Company and the Warrantholder. In the event the Warrantholder decides to exchange the Warrants for shares of Common Stock, the Warrantholder will receive that number of shares of Common Stock arrived at by dividing the value of the Warrants, as determined above, by the Company's Stock Price.

     In all circumstances above, the calculation of the Warrant value will be based on the assumption that all Warrants have been converted into Common Stock based on the applicable formula for conversion contained herein (and giving effect to any adjustments which have occurred under Section 13 herein), and no discount will be applied with respect to any still pending restrictions on such conversion rights.

                               Notice of Exercise
                               ------------------

     The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant to purchase Shares of Common Stock, par value $0.01 per share, issued by Proxim Corporation and held by the undersigned, the original of which is attached hereto, and (check the applicable box):


[ ] Tenders herewith payment of the Exercise Price (as defined in the Warrant) in full in the form of cash, certified check or official bank check in the amount of $__________________ for _______________ of such Shares.

[ ] Confirms that payment of the Exercise Price (as defined in the Warrant) in full by means of a wire transfer in the amount of $__________________ for _______________ of such Shares has been made to the Company.

[ ] Elects to surrender to the Company for cancellation securities of the Company having a Market Price (as defined in the Warrant) on the date hereof equal to the Exercise Price.

[ ] Elects to receive a payment equal to the difference between the Market Price (as defined in the Warrant), multiplied by the number of Shares as to which the Warrant is being exercised, and the Exercise Price (as defined in the Warrant) with respect to such Shares, payable in shares of Common Stock valued at the Market Price of the Common Stock on the trading day prior to the date hereof.

                  [To be signed only upon transfer of Warrant]



     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________ the right represented by the within Warrant to purchase _____ Shares of the Common Stock of Proxim Corporation to which the within Warrant relates, and appoints __________ attorney to transfer said right on the books of Proxim Corporation with full power of substitution in the premises.

Dated:


------------------------------

                                        (Signature must conform in all
                                        respects to name of Holder as specified
                                        on the face of the Warrant)


                                        -----------------------------------
                                                      Address

In the presence of


------------------------------